Exhibit 10.5

CORN PURCHASE AND SALE AGREEMENT

THIS CORN PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of the 27 day of October, 2006, by and between Liberty Renewable Fuels, LLC, a Delaware limited liability company, (“Liberty”), and BMI Milling, Inc., a Michigan corporation (“BMI” or). Liberty and BMI may each be referred to as a “Party”, or collectively as the “Parties”. For ten dollars ($10) and other good and valuable consideration, receipt of which is herein acknowledged, the Parties hereto do hereby agree as follows:

ARTICLE I

TERM

This Agreement is effective as of January 1, 2008, will have an initial term of four (4) years, renewing for twelve (12) month periods thereafter until terminated by either Party upon six (6) months written notice to the other Party . This Agreement may be terminated at any time by a mutual agreement in writing by both Parties. The Parties understand and agree that they intend to enter into a separate grain origination agreement by which BMI would originate grain from producers within BMI’s trade territory for delivery directly to the ethanol plant in Ithaca, Michigan and BMI would be paid an origination fee above the market price (an “Origination Agreement”). If by January 31, 2007, an Origination Agreement has not been executed, either Party may thereafter, but no later than July 1, 2007, deliver a written Termination Notice to the other Party which notifies the other Party that this Agreement will be terminated 30 days from the date of the Termination Notice.

ARTICLE II

DUTIES OF LIBERTY AND BMI

2.1 Liberty’s First Offer Option. BMI intends on selling corn with respect to best market, based on BMI’s market alternatives for the quantity, quality, delivery date and delivery point. With respect to any corn it proposes to sell for delivery after October 1, 2008, BMI will first offer to sell all such corn to Liberty, on terms proposed by BMI including the contract price (“Contract Price”), volume, delivery point and delivery date, before it offers to sell such corn to any third-party purchaser, regardless of whether such sale is to occur pursuant to a forward contract or spot sale (such offer being herein called the “First Offer Option”). If Liberty declines within two hours the First Offer Option with respect to any corn, then BMI may sell such corn to a third-party purchaser on the same terms as those in the First Offer Option.

2.2 Liberty’s Last Look Option. If a third-party purchaser offers to purchase corn from BMI for delivery after October 1, 2008, BMI will check other market alternatives to insure the offer is competitive for the quantity, quality, delivery date and delivery point. BMI shall then notify Liberty of the proposed terms of such transaction, including the contract price (“Contract Price”), volume, delivery point and delivery date, and shall offer to sell such corn to Liberty on those terms, regardless of whether such sale is to occur pursuant to a forward contract or spot sale (such offer being herein called the “Last Look Option”). If Liberty declines within two hours the Last Look Option with respect to any corn, then BMI may sell such corn on the same terms as those in the Last Look Option to the third-party purchaser who had previously offered to purchase corn from BMI. BMI may not sell corn to any third party without first providing Liberty the Last Look Option.

2.3 BMI Fee. On January 1 of each year during the Term, beginning January 1, 2008, Liberty will pay BMI a fee of $35,000. On the December 31 of that year, so long as BMI has not beached its obligations under Sections 2.1 and 2.2 during that year, Liberty will pay BMI an additional fee of 3.5 cents per bushel for each bushel above 1,000,000 bushels that BMI markets directly from its facilities in Rosebush, Delwin and Shepherd, Michigan, for that same year under Section 2.2 and 2.3, regardless of whether or not Liberty exercises the First Offer Option or the Last Look Option. If this agreement is terminated by BMI, then the fees paid by Liberty for that year will be returned to Liberty. No provision herein to the contrary withstanding, the total payments to BMI under this Section shall not exceed $60,000.

2.4 Delivery. Brown and Liberty will agree upon the delivery point and the mode of shipping (rail or truck) at the time a sales contract is executed. Brown will pay for freight to ship corn to the delivery point and Liberty will pay for freight to ship corn from the delivery point.

ARTICLE III

TITLE & LIABILITY

3.1 Title, Liability and Risk of Loss. For all corn sold to Liberty pursuant to this Agreement, title will transfer from BMI to Liberty upon Liberty’s payment to BMI for such corn, BMI will have responsibility for the corn and assume the risk of loss of and any liability with respect to all corn sold to Liberty under this Agreement, or stored for Liberty under this Agreement, until such corn is physically delivered to Liberty’s carrier at the delivery point. BMI represents and warrants that at the time the title to corn transfers to Liberty such corn will be free and clear of all liens, security interests, encumbrances, and claims of any third party.

ARTICLE IV

QUALITY AND WEIGHTS

4.1 Quality Standards. All corn sold to Liberty hereunder will be corn with a grade of #2 Yellow Corn as established pursuant to the U.S. Grain Standards Act, and be properly conditioned (herein called the “Quality Specification”). The Parties understand and agree that it may be necessary to sell some substandard corn under this Agreement, in which case, no such substandard corn shall be sold to Liberty that would adversely affect the normal operation of Liberty’s ethanol plant and Liberty reserves the right to reject off-grade corn. Any substandard corn acceptable to both BMI and Liberty shall be sold to Liberty in accordance with a quality and grade discount schedule agreed upon by the Parties at the time of sale that resembles such discount schedule prevailing in the general area of Liberty’s ethanol plant. In the event BMI delivers any corn to Liberty that does not meet the Quality Specification upon delivery, the Contract Price will be adjusted pursuant to such discount schedule. BMI warrants and will sell and ship corn to Liberty that: (i) meets the Quality Specification (or its adjusted equivalent in the case of acceptable substandard corn), (ii) was only grown within the boundaries of Michigan, (iii) is not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act or an article or commodity which may not, under the provision of the Act, be introduced into interstate commerce, and (iv) is unrestricted from movement in interstate commerce within Environmental Protection Agency tolerances, standards of the U.S. Grain Standards Act, and applicable state law.

4.2 Quality Testing. Quality testing will be conducted by Liberty at any time by Liberty in its sole discretion. All testing shall be done in accordance with industry standards, the United States Grain Standards Act and applicable Michigan law, using approved and properly calibrated and trained grain grading equipment and personnel. In the event a dispute arises between the Parties with respect to the quality of corn delivered to Liberty, either Party may refer the dispute to the Michigan Grain Inspection Service or its successor for testing, the cost of which will be divided equally between the Parties, and the Parties will be bound by the testing results thereof. In the event the Michigan Grain Inspection Service shall cease to exist, either Party may refer the dispute to such other official inspection personnel licensed or authorized by the Secretary of Agriculture pursuant to the Grain Standards Act as agreed by the Parties.

4.3 Weights. Unless otherwise agreed to, official weights shall be determined at Liberty’s ethanol plant in Ithaca, Michigan.

ARTICLE V

BILLING & PAYMENT

5.1 Billing and Payment Terms. Liberty will pay, based on destination weights and grades unless otherwise agreed to, BMI for corn delivered to Liberty on or before five (5) business days after shipment of corn; provided that if any payment is due on a day that is not a Business Day, such payment shall be due on the first (1st) Business Day following such day. In the event a Party disputes all or a portion of an invoice submitted by the other Party, the invoiced amount shall be paid in accordance with the provisions set forth above and the disputed amount shall be resolved pursuant to Section 6.13. Upon resolution of the dispute, any amounts owed shall be reflected in the next invoice submitted hereunder or shall otherwise be refunded or paid as agreed to by the Parties.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Whenever this Agreement requires or permits any consent, approval, notice, request, statement or demand from one Party to another, the consent, approval, notice, request, statement or demand must be in writing to be effective and shall be deemed to be delivered and received when actually received by the Party to whom notice is sent, provided, however, if delivered by facsimile, it shall be deemed to be delivered on the day transmitted if such day is a Business Day and delivery thereof is confirmed to have occurred prior to 5:00 p.m. in the Eastern Time Zone of the United States, otherwise it shall be deemed delivered and received on the next Business Day.

IF TO LIBERTY, ADDRESSED TO:

IF TO BMI, ADDRESSED TO:

Routine notices not expressly identified herein involving day to day operations pursuant to this Agreement may be given orally by a Party to an authorized representative of the other Party.

6.2 Entirety. This Agreement constitutes the entire agreement between the Parties regarding the subject hereof. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those expressly referred to herein. It is further agreed that no amendment, modification or change of any of this Agreement shall be enforceable, except as specifically provided for herein, unless reduced to writing and executed by the Parties.

6.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT COULD REQUIRE APPLICATION OF THE LAWS OF ANY OTHER STATE. This agreement is also subject to the Trade Rules of the National Grain and Feed Association in effect, except to the extent the same are in conflict with the terms expressed herein and that applicable laws and regulations will also take precedence over trade rules.

6.4 Waiver. No delay, failure or refusal on the part of a Party to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the other Party, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. The failure of a Party to give notice to the other Party of a breach of this Agreement shall not constitute a waiver thereof. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by the Party waiving such obligation or right.

6.5 Savings and Severability. If any provision of this Agreement conflicts with Applicable Laws, or is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such conflicting, illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the conflicting, illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such conflicting, illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such conflicting, illegal, invalid or unenforceable provision as may be possible that conforms to Applicable Laws and is legal, valid and enforceable.

6.6 Setoff Rights. Without limiting a Party’s other rights and remedies hereunder, a Party may from time to time setoff any and all undisputed amounts that are due and owing by the other Party to such Party under this Agreement against any or all undisputed amounts that are due and owing by such Party to the other Party.

6.7 Audit. Upon either Party’s request, the other Party will make its books and such other records and data available for audit and/or examination as reasonably necessary to verify the accuracy of any statement, invoice, or calculation provided by the Party hereunder and/or to the extent reasonably necessary to verify other acts or omissions by the Party under this Agreement. Each Party shall cooperate with any such audit or examination. Each Party shall keep such records, at a minimum, for a period of four (4) years after the end of the fiscal year for which such records pertain.

6.8 Representations and Warranties. On the Effective Date and continuing throughout the Term, each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) it has all regulatory authorizations necessary for it to legally conduct its business and perform its obligations under this Agreement; (iii) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms, covenants, and conditions in its governing documents, any contracts, or loan agreements to which it is a party or any law, rule, regulation, order or the like applicable to it; (iv) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any equitable defenses; (v) there is not pending or, to its knowledge, threatened against it or any of its affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement; (vi) it is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement; and (ix) each Party is an independent contractor and neither Party is an agent, partner, affiliate, joint venturer, guarantor, surety, alter ego, or representative of the other.

6.9 Restrictions on Transfer. Except as expressly permitted in this Agreement, neither Party shall assign this Agreement or any portion hereof without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

6.10 No Third Party Beneficiary. Nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any third party. No third party shall have any rights or interest, direct or indirect, in this Agreement. This Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement.

6.11 Remedies Not Exclusive. Except as otherwise expressly set forth herein, the rights and remedies set forth herein are not the exclusive rights and remedies of the Parties, and each Party shall have all rights and remedies available to it at law and in equity. Except as otherwise expressly set forth herein, all rights and remedies of the Parties shall be cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

6.12 Financing Parties. The Parties acknowledge that the development of the ethanol plant is to be funded in part by loans from third-party lenders that are not parties to this Agreement (“Financing Parties”). In the event the Financing Parties request any changes to this Agreement at any time before July 1, 2008, the Parties agree to negotiate in good faith to accommodate the Financing Parties’ requests.

6.13 Dispute Resolution. The Parties agree to attempt in good faith to resolve every dispute or controversy that may arise out of or relate to this Agreement by disclosure, discussion and agreement. If the Parties fail to so agree, the exclusive remedy for any such unresolved dispute shall be to submit the matter to final and binding arbitration conducted in accordance with the Trade Rules and Rules of Arbitration of the National Grain and Feed Association.

6.14 Performance Excused by Force Majeure. If a Party is unable to or delayed in performance under this Agreement (other than the obligation of such Party to pay or expend money as, or in connection with, the performance of this Agreement) due to Force Majeure (such Party, the “Claiming Party”), then such performance by the Claiming Party will be suspended to the extent necessary for the duration of the Force Majeure; provided that the Claiming Party diligently and in good faith eliminates or mitigates the effect of such Force Majeure or otherwise remedies its inability to perform, insofar as commercially possible, in a prompt and economically feasible manner. Force Majeure means an event or effect that cannot be reasonably anticipated or controlled by a Party, such as, but not limited to, labor dispute, plant breakdown, weather, or transportation shortage or delay, provided such events could not have been prevented or overcome by the due diligence of the Claiming Party. The Claiming Party will give written notice of the nature and probable duration of such Force Majeure to the other Party as promptly and to the extent practicable, but in no event later than 2 days after the Claiming Party becomes aware of such Force Majeure. The Claiming Party shall thereafter provide the other Party with supplemental updates to reflect any change in information given to the other Party. The Claiming Party shall give notice to the other Party as soon as practicable after becoming aware of (a) the cessation of the Force Majeure and (b) the cessation of the effects of such Force Majeure on the Claiming Party’s performance. The Claiming Party will keep records thereof for the purpose of allowing the other Party to verify and substantiate the Force Majeure, if so requested by the other Party. Neither Party will be required by this Section 6.14 to settle differences with employees, union or governmental claims by acceding to any demands, when in the discretion of the Party whose performance is interfered with, it would not be advisable to accede to such demands.

6.15 Adequate Assurance. If: either Party (such Party, the “Demanding Party”) has reasonable grounds to believe that changes in circumstances have caused the other Party’s ability to continue to perform under this Agreement, including the ability to make payment or deliver corn hereunder, to become reasonably uncertain; then the Demanding Party may request performance assurance in a commercially reasonable form and manner to address such uncertainty. Upon receipt of such notice the other Party will have a commercially reasonable period of time to provide such performance assurance to the Demanding Party. If a Party fails to provide such performance assurance within a reasonable period of time following receipt of notice,

6.16 Counterparts. The Parties may execute this Agreement in separate counterparts, each of which when so executed shall be an original and all of which shall constitute but one and the same document. Without limiting the manner in which this Agreement may be executed and delivered, a Party shall be considered to have fully executed and delivered this Agreement by executing a counterpart of this Agreement and sending the execution page by facsimile to the other Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LIBERTY RENEWABLE FUELS, LLC

By	/s/ David Skjaerlund
Name

President & CEO
Title

BROWN MILLING INC.

By	/s/ R J Brown
Name

President
Title